UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 7, 2022

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121 (Zip Code)
(Address of principal executive offices)

858-587-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QCOM	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2022, QUALCOMM Incorporated (the Company) executed an Officers’ Certificate (the Officers’ Certificate), in accordance with Sections 2.02, 2.03, 10.04 and 10.05 of the Indenture dated May 20, 2015 (the Base Indenture and, together with the Officers’ Certificate, the Indenture) between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the Trustee), in connection with the sale of $700,000,000 in aggregate principal amount of the Company’s 5.400% Notes due 2033 (the 2033 Notes) and $1,200,000,000 in aggregate principal amount of the Company’s 6.000% Notes due 2053 (the 2053 Notes and, together with the 2033 Notes, the Notes). The 2033 Notes mature on May 20, 2033 and the 2053 Notes mature on May 20, 2053, unless earlier repurchased or redeemed, if applicable. The Notes are the Company’s senior unsecured obligations and rank equally with the Company’s other senior debt from time to time outstanding.

The 2033 Notes will bear interest at the rate of 5.400% per year and the 2053 Notes will bear interest at the rate of 6.000% per year. Interest on the Notes will be payable semiannually on May 20 and November 20 of each year, beginning on May 20, 2023. The Company will make each interest payment to the holders of record on the immediately preceding May 1 or November 1, respectively.

The Company may redeem some or all of the notes of each series of Notes at the applicable redemption price, as described in the applicable form of Note.

The Indenture contains customary events of default with respect to the Notes, including failure to make required payments, failure to comply with certain agreements or covenants, and certain events of bankruptcy and insolvency. Events of default under the Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the Notes. If any other event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the acceleration of the amounts due under the Notes.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the full text of the Base Indenture, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on May 21, 2015, the Officers’ Certificate, which is included as Exhibit 4.2 to this report, and the forms of Notes, which are included as Exhibits 4.3 and 4.4 to this report, and each of which is incorporated into this Current Report on Form 8-K.

Item 8.01. Other Events.

On November 7, 2022, the Company entered into an underwriting agreement (the Underwriting Agreement) with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, on behalf of the several Underwriters listed in Schedule I thereto (the Underwriters), pursuant to which the Company agreed to issue and sell the Notes to the Underwriters in a registered public offering (the Offering). The Offering was pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-258239), filed with the SEC on July 29, 2021. For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

1.1	Underwriting Agreement, dated November 7, 2022, among QUALCOMM Incorporated, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC

4.1	Indenture, dated May 20, 2015, between QUALCOMM Incorporated and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to QUALCOMM Incorporated’s Current Report on Form 8-K filed with the SEC on May 21, 2015)

4.2	Officers’ Certificate, dated November 9, 2022, for the 2033 Notes and the 2053 Notes

4.3	Form of 2033 Notes

4.4	Form of 2053 Notes

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes (including the consent required with respect thereto)

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: November 9, 2022	By:	/s/ Akash Palkhiwala
Akash Palkhiwala
Chief Financial Officer